Exhibit 16.1

           [LETTERHEAD OF ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP]


                                September 19,2014

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington. D.C. 20549

We have read the statements that we understand Amincor,  Inc. will include under
Item 4.01 of the Form 8-K report it will file with the Securities and Exchange Commission regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with the other statements made under Item 4.01.

                                Very truly yours,


                                /s/ ROSEN SEYMOUR SHAPSS MARTIN & COMPANY
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                                ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP
                                Certified Public Accountants